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                                                                   EXHIBIT 10.14

                              INNOTRAC CORPORATION
                  SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

                         2002 PLAN RULES FOR EXECUTIVES

         These 2002 Plan Rules (the "Plan Rules") were adopted pursuant to the Innotrac Corporation Senior Executive Incentive Compensation Plan (the "Plan") by action of the Committee (as defined in the Plan) of Innotrac Corporation (the "Company") administering the Plan on March 1, 2002. The Committee has determined that compliance with the performance-based exception under Code Section 162(m) is not necessary for 2002. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

         Unless and until new Plan Rules are adopted by the Committee, these Plan Rules shall be deemed the Plan Rules for subsequent Plan Years.

1.       Eligibility

         These Plan Rules apply only to the following individuals eligible to participate in the Plan for 2002 (or, as applicable, a subsequent Plan Year):

         Scott D. Dorfman
         David L. Ellin
         David L. Gamsey
         Larry C. Hanger
         Robert Toner
         Patrick West
         Paul Chisholm
         Chris Shaw

         Once designated as a Participant, the Committee can remove an employee as a Participant with or without cause at any time and the Participant shall not be entitled to any Award under the Plan for the year in which he or she is removed regardless of when during such year he or she is removed.

2.       Definitions. For purposes of the Plan and these Plan Rules:

         (a) "Earnings Before Interest, Taxes, Depreciation and Amortization" or "EBITDA" shall mean the earnings of the Company (on a consolidated basis) for fiscal 2002 before the associated expenses of interest, taxes, depreciation and amortization.

         (b) "Revenue" shall mean the gross revenues of the Company for fiscal 2002.

3.       Calculation and Limitation of Awards


         Each Participant is hereby awarded an. Incentive Award under which he will be eligible to receive 100% of the Target Award (which, as defined in the Plan, shall be a percentage of Base


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Annual Salary) indicated on the chart below if the performance criteria described below are met.

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                                                 TARGET AWARD
                   PARTICIPANT             (% OF BASE ANNUAL SALARY)
                   ----------------        -------------------------
                   SCOTT D. DORFMAN                   100%
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                   Patrick West                       100%
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                   David Ellin*                        60%
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                   David L. Gamsey                     50%
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                   Larry Hanger                        60%
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                   Robert Toner                        50%
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                   Chris Shaw                          50%
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                   Paul Chisholm                       50%
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

        * commissions paid throughout the year and earned in 2002 will be applied against, and reduce, any bonus amount to be paid.

Performance Criteria. A Participant's Award will be computed using three factors: (1) Revenues, (2) EBITDA, and (3) the Participant's achievement of individual goals and objectives as determined by the Committee.

(1) 25% of the Participant's Target Award shall be based on the Revenues achieved by the Company. If the Company attains Revenues of $76.3 million (as budgeted), the Participant shall be entitled to 50% of the 25% of the Participant's Target Award. For the first ten percent (10%) that Revenues fall below $76.3 million (rounded to the closest whole percentage), the amount payable under this portion of Participant's Award shall decrease by ten percent (10%), for the second ten percent (10%) that Revenues fall below $76.3 million, the amount payable under this portion of Participant's Award shall decrease by an additional fifteen percent (15%), for the third ten percent (10%) that Revenues fall below $76.3 million, the amount payable under this portion of Participant's Award shall decrease by an additional ten percent (10%), and if Revenues fall by an additional 5% (to 65% of $76.3 million), then the amount payable under this portion of Participant's Award shall decrease by an additional ten percent (10%) to a total of 5% provided that a threshold level of $48.1 million of Revenues must be attained for any amount to be payable under this portion of the Award. For each ten percent (10%) that Revenues exceed $76.3 million (rounded to the closest whole percentage), the amount payable under this portion of the Award shall increase by ten percent (10%) up to a maximum of 150% paid for Revenues of $152.6 million.

(2) 50% of the Participant's Target Award shall be based upon the EBITDA achieved by the Company. If the Company attains EBITDA of $7.5 million (as budgeted), the Participant shall be entitled to 50% of the 50% of the Participant's Target Award. For the first ten percent (10%) that EBITDA falls below $7.5 million (rounded to the closest whole percentage), the amount payable under this portion of Participant's Award shall decrease by ten percent (10%), for the second ten percent (10%) that EBITDA falls below $7.5 million, the amount payable under this portion of Participant's Award shall decrease by an additional fifteen percent (15%), for the third ten percent (10%) that EBITDA falls below $7.5 million, the amount payable under this portion of Participant's Award shall decrease by an additional ten percent (10%), and if EBITDA falls by an additional 5%


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(to 65% of $7.5 million), then the amount payable under this portion of
Participant's Award shall decrease by an additional ten percent (10%) to a total of 5% provided that a threshold level of $4.725 million of EBITDA must be attained for any amount to be payable under this portion of the Award. For each ten percent (10%) that EBITDA exceeds $7.5 million (rounded to the closest whole percentage), the amount payable under this portion of the Award shall increase by ten percent (10%) up TO A MAXIMUM OF 150% PAID FOR EBITDA OF $15.0 MILLION.

(3) 25% of the Participant's Target Award shall be based upon the Participant's achievement of individual goals and objectives as determined by the Committee. The target is 50% of this 25%.

Examples

Participant A has a Base Annual Salary of $200,000.
Participant A's Target Award is 50%
The Company's Revenues for 2002 were $85.0 million
The Company had EBITDA equal to $5.9 million
The Participant met his individual goals and objectives.

The Participant's Award for 2002 equals $45,000, calculated as follows:
Actual Target = $50,000 (50% x 50% x $200,000)
Revenues Portion: 50% of 25% of $100,000 = $12,500 Target.
         Revenues of $85 million = 11.4% above budget (rounded to 10% above Target), so award = 110% of Target.
         $12,500 x 110% = $13,750.
EBITDA Portion: 50% of 50% of $100,000 = $25,000 Target.
         EBITDA of $5.9 million = 78.7% of target (rounded to 20% below Target), so award = 75% of Target.
         $25,000 x 75% = $18,750.
Individual Performance Portion: 50% of 25% of $100,000 = $12,500 Target.
         Met individual goals, so entitled to $12,500.

         All Awards are subject to further adjustment as provided in the Plan. The Committee may, in its discretion, decrease the amount of a Participant's Award for a year based upon such factors as it may determine, including the failure of the Company or an affiliate to meet certain performance goals or of a Participant to meet his personal performance goals. Notwithstanding the above, the maximum Award that may be earned by any Participant for the Plan Year shall not exceed $2.0 million.

4.       Payment of Awards

         As soon as administratively practical and generally within 45 days after the end of the fiscal year, the Committee will determine the amount of the Award for each Participant, calculated in accordance with Section 2 above. In determining EBITDA, generally accepted accounting principles


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shall be applied on a basis consistent with prior periods, and such determination shall be based on the calculations made by the Company's Chief Financial Officer; provided, however, that the Committee may adjust the Company's financial results as provided in Section 6(a) of the Plan.

         Payment of the Awards shall be made in cash within 45 days after the close of the Company's fiscal year or as soon as practical thereafter.


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